Jamf Announces Appointment of David Rudow as Chief Financial Officer
Reaffirms Q3 2024 and Fiscal 2024 Financial Outlook

MINNEAPOLIS – September 23, 2024 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced the appointment of David Rudow to Chief Financial Officer (“CFO”).

Mr. Rudow will begin employment with Jamf on October 28, 2024, and will succeed Jamf’s current Chief Financial Officer, Ian Goodkind, who is departing to pursue other opportunities, effective November 28, 2024. Goodkind will work closely with Rudow to facilitate a seamless transition.

“I want to thank Ian Goodkind for everything he has done for Jamf over the last five years and wish him the best of his future endeavors,” said John Strosahl, CEO, Jamf.

Rudow is a seasoned financial executive with significant experience in both public and private high-growth technology companies. Rudow joins Jamf from Cover Genius, a global embedded Insurtech company. Prior to that, he was the CFO at Unite Us as well as the CFO of nCino, a fintech SaaS company, where Rudow led nCino’s initial public offering. In addition to his technology enterprise experience, Rudow held several senior level positions over an 18-year period at various investment banking and financial services firms, including Piper Jaffray, J.P. Morgan, and Thrivent Asset Management. Rudow is also a Certified Public Accountant and worked at KPMG and PricewaterhouseCoopers.

"David brings a powerful combination of deep financial acumen and public company experience to Jamf,” added Strosahl. "His proven CFO track record and experience in tech will be invaluable as we continue to innovate and drive growth in this rapidly evolving market. His appointment underscores our commitment to excellence and our dedication to driving value for our customers, employees, and shareholders."

"I am excited to join the talented team at Jamf and contribute to Jamf’s continued success," said Rudow. “Jamf has an exceptional culture and is the market leader in helping organizations manage and secure their Apple devices for work. I look forward to contributing to their mission of helping organizations succeed with Apple.”

Jamf is also reaffirming its previously announced financial outlook for revenue and non-GAAP operating income for the third quarter and full year 2024.
For the third quarter of 2024, Jamf currently expects:
•Total revenue of $156.5 to $158.5 million
•Non-GAAP operating income of $25.5 to $26.5 million
For the full year 2024, Jamf currently expects:
•Total revenue of $622.5 to $625.5 million

•Non-GAAP operating income of $96.0 to $98.0 million

Jamf plans to report financial results for the third quarter ending September 30, 2024, in early November.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measure of non-GAAP operating income is useful in evaluating our operating performance. Non-GAAP operating income excludes amortization expense, stock-based compensation expense, foreign currency transaction loss (gain), amortization of debt issuance costs, acquisition-related expense, payroll taxes related to stock-based compensation, system transformation costs, restructuring charges, and extraordinary legal settlements and non-recurring litigation costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of the non-GAAP financial information is that it excludes significant expenses that are required by GAAP to be recorded in our financial statements. In addition, the non-GAAP financial information is subject to inherent limitations as it reflects the exercise of judgment by our management about which expenses are excluded or included in determining the non-GAAP financial information. We strongly encourage investors to review our consolidated financial statements included in our publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue,” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance (including our outlook and guidance), the demand for our platform, anticipated impacts of macroeconomic conditions on our business, our expectations regarding business benefits financial impacts from our acquisitions, partnerships, and investments, and our ability to deliver on our long-term strategy, and statements related to the CFO transition.

The forward-looking statements contained in this press release is also subject to additional risks, uncertainties, and factors, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 as well as the subsequent periodic and current reports and other filings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.

Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and the accompanying conference call relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment that is enterprise secure, consumer simple and protects personal privacy. To learn more, visit www.jamf.com

Media Contact:
Kaitlin Shinkle | media@jamf.com

Investor Contact:
Jennifer Gaumond | ir@jamf.com
##